EXHIBIT 10.4(b)

THE TRADE DESK, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

The Trade Desk, Inc. (the “Company”), hereby grants to the individual listed below (the “Participant”), pursuant to the Company’s 2015 Equity Incentive Plan (as may be amended from time to time, the “Plan”), an option to purchase the number of shares (“Shares”) of the Company’s Common Stock set forth below (the “Option”), subject to the terms and conditions set forth in this Grant Notice and in the Stock Option Agreement attached hereto as Exhibit A (together, the “Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

Participant:

Grant Date:	, 20

Vesting Commencement Date:

Total Number of Shares Subject to Option:	Shares

Exercise Price Per Share:(1)	$

Expiration Date:

Type of Option:	☐ Incentive Stock Option	☐ Nonqualified Stock Option

Vesting Schedule:	[Vesting schedule to be customized.]

Termination:

The Option, to the extent unexercised, shall terminate on the Expiration Date set forth above or, if earlier, as set forth in this Option Agreement, in either case, without payment of consideration therefor.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Option Agreement. The Participant has received and reviewed this Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands the provisions of this Option Agreement and the Plan. The Participant and, if applicable, his or her spouse or registered domestic partner, shall, concurrently with the execution of this Option Agreement, sign and deliver to the Company the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit B.  The Participant hereby agrees to accept as binding, conclusive and

(1)  No less than the FMV of a share of Common Stock on the Grant Date.

final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement.

THE TRADE DESK, INC.	PARTICIPANT

By:
Name:	Print Name:
Title:	Address:
Address:

EXHIBIT A

STOCK OPTION AGREEMENT

Pursuant to this Stock Option Agreement (this “Option Agreement”), the Company hereby grants to the Participant under the Plan an option to purchase the number of Shares indicated in the Stock Option Grant Notice (the “Grant Notice”) at the exercise price per share set forth in the Grant Notice (the “Exercise Price”).

1.                                      Plan Incorporated By Reference.  Notwithstanding anything to the contrary anywhere else in this Option Agreement, this grant of an Option is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Option Agreement and the Plan.

2.                                      Incentive Stock Option Designation. If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422; provided, however, that to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company (or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively)) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422.  The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.  For purposes of these rules, the Fair Market Value of the Common Stock shall be determined as of the time the option with respect to such stock is granted.

3.                                      Exercise of Option.

(a)                                 Right to Exercise.

(i)                                     This Option shall be exercisable cumulatively according to the vesting schedule set out in the Grant Notice.  For purposes of this Option Agreement, Shares subject to this Option shall vest based on the Participant’s continued status as a Service Provider, unless otherwise determined by the Administrator.

(ii)                                  This Option may not be exercised for a fraction of a Share.

(iii)                               In the event of the Participant’s death, Disability or other termination of the Participant’s status as a Service Provider, the exercisability of the Option shall be governed by Section 7 hereof.

(iv)                              If the exercise of the Option following the termination of the Participant’s status as a Service Provider would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the Expiration Date of the Option as set forth in the Grant Notice or (ii) the expiration of the three (3)-month period immediately following the post-termination period in which the exercise of the Option would be in violation of such securities laws.

(v)                                 In no event may this Option be exercised after the Expiration Date of this Option as set forth in the Grant Notice.

(b)                                 Method of Exercise.  This Option shall be exercisable by written notice to the Company, which may be in electronic format if so determined by the Administrator (in any case, the “Exercise Notice”).  The Exercise Notice shall state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares of Common Stock as may be required by the Company.  The Exercise Notice shall be signed by the Participant and shall be delivered in person or by certified mail (or electronically if so determined by the Administrator) to the Secretary of the Company or such other authorized representative of the Company as the Administrator may designate.  The Exercise Notice shall be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax.

(c)                                  Applicable Law. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.  Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

4.                                      Participant Representations.  If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act, at the time this Option is exercised, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form prescribed by the Company.  In addition, the Company may require the Participant to make any further representations and warranties as may be necessary or desirable under any applicable law or regulation before allowing the Option to be exercised.

5.                                      Method of Payment.  Payment of the Exercise Price shall be by cash or by check, payable to the order of the Company or, to the extent permitted by the Administrator, any of the other forms of payment described in Section 5(f) of the Plan.

6.                                      Restrictions on Exercise.  This Option may not be exercised until the Plan has been approved by a majority of the stockholders of the Company entitled to vote.  In addition, if the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised.

7.                                      Termination of Service Relationship.  Following a termination of the Participant’s status as a Service Provider, the Option shall remain outstanding and exercisable (to the extent vested) for a period of three (3) months following such termination, provided, however, that notwithstanding the foregoing, (i) if the Participant’s status as a Service Provider is terminated for Cause at any time, the Option shall terminate and be forfeited in full as of the start of business on the date of the Participant’s termination for Cause, without regard to the Option’s vested status, and (ii) if the Participant’s status as a Service Provider is terminated due to the Participant’s death or Disability at any time, the Option shall remain outstanding and exercisable (to the extent vested) for a period of one year following such termination (and, in the case of the Participant’s death, shall be exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance).  Notwithstanding the foregoing, (x) in no event shall any portion of the Option vest following termination of the Participant’s status as a Service Provider, and (y) in no event shall any portion of the Option be exercisable after the Expiration Date stated above.  If the Participant (or the Participant’s estate, as applicable) does not exercise the Option within the time specified herein following a termination of Service Provider status, the Option shall terminate.

8.                                      Non-Transferability of Option.  Except as may be expressly determined by the Administrator in accordance with Section 9(a) of the Plan, this Option may not be transferred in any manner except by will or by the laws of descent or distribution and this Option may be exercised during the lifetime of the Participant only by the Participant.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

9.                                      Adjustments.  The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Option Agreement and Section 8 of the Plan.

10.                               Certain Incorporations. Without limiting the generality of any other provision hereof, Sections 10(h) (“Lock-Up Period”), 10(i) (“Right of First Refusal”), 10(j) (“Take-Along Rights”) and 10(l) (“Stockholder Approval”) of the Plan are hereby expressly incorporated into this Option Agreement as if first set forth herein and applicable to this Option and any Shares issued upon the exercise hereof.

11.                               No Effect on Service Provider Status.  This Option Agreement is not an employment or service contract, and nothing contained in this Option Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue as a Service Provider of the Company, or of the Company to continue the Participant’s Service Provider status (in any form) with the Company.  The Company shall have the right, which is hereby expressly reserved, to terminate or change the Participant’s terms of employment or other service at any time for any reason whatsoever, with or without good cause, subject to the terms of any written agreement between the Participant and the Company.

12.                               Governing Law.  This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

13.                               Severability.  In the event that any provision in this Option Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement, which shall remain in full force and effect.

14.                               Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Option Agreement shall be in writing and shall be deemed given and received: (i) upon delivery, if delivered in person or by e-mail, (ii) one business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed to the parties at the addresses of the parties set forth at the end of the Grant Notice or such other address as a party may request by notifying the other in writing.

15.                               Cooperation.  The Participant agrees, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Option Agreement.

16.                               Acknowledgement.  The Participant has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement.

17.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

18.                               Entire Agreement.  This Option Agreement sets forth the entire agreement between the parties with respect to the Option and merges all prior discussions between the parties.

EXHIBIT B

CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER

The undersigned does hereby certify that the undersigned is the spouse or registered domestic partner of                , the individual who executed the above Stock Option Agreement (the “Agreement”).  The undersigned acknowledges that the interest of the undersigned’s spouse or registered domestic partner (as applicable) in the Shares (as defined in the Agreement) shall be irrevocably subject to the restrictions and bound by the terms of the Agreement.  The undersigned further understands and agree that the undersigned’s community property or similar interest in such securities, if any, shall similarly be subject to said restrictions and bound by said terms.  The undersigned agrees to execute and deliver such documents as may be necessary to carry out the intent of the Agreement.

Dated: ,

NAME:

— OR —

I,                    , the person who executed the above Stock Option Agreement, do hereby certify that I am not married or in a registered domestic partnership.

Dated: ,

NAME